As filed with the Securities and Exchange Commission July 10, 2007  File No. 333-143570

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1
TO
FORM SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

JJ&R VENTURES, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	8999 (Primary Standard Industrial Classification Code Number)	20-8610073 (IRS Employer Identification No.)

Deborah Flores, President
251 Jeanell Dr., Suite 3
Carson City, NV 89703
(831) 393-1396
(Address and telephone number of registrant’s principal offices)

Deborah Flores
251 Jeanell Dr., Suite 3
Carson City, NV 89703
(831) 393-1396
(760) 454-3156 (Fax)
(Name, address and telephone number of agent for service)

Copies to:
Cletha A. Walstrand, Esq.
1322 W. Pachua Circle
Ivins, UT 84738
(435) 688-7317
(801) 435-688-7318 fax

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of each class   Amount to be            Proposed offering  Proposed maximum   Amount of
of securities to                                  registered                   price per share                     aggregate offering                 registration
be registered                                                                                                                         price                                          fee

Common Stock  3,000,000 shares $0.10 per share $300,000  $9.21

The number of shares to be registered is estimated solely for the purpose of calculating the registration fee.

“The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.”

Explanatory Note

This Post-Effective Amendment No. 1 to our Registration Statement on Form SB-2 is being filed to correct the information contained in our prospectus to reflect beneficial ownership of our current issued and outstanding shares, to remove any reference to options and warrants, and to remove any reference to our selling shares in the state of Colorado.

PROSPECTUS

$100,000 Minimum / $300,000 Maximum

JJ&R VENTURES, INC.

COMMON STOCK

This is JJ&R’s initial public offering. We are offering a minimum of 1,000,000 shares and a maximum of 3,000,000 shares of common stock. The public offering price is $0.10 per share. No public market currently exists for our shares and we do not plan to apply to have our shares listed on any national securities exchange or the Nasdaq Stock Market. We do not have any agreements with any market makers. It is likely that any shares purchased from this offering will not be liquid and you may not be able to resell your shares. We only have a limited history of operations.

See “Risk Factors” beginning on page 3 for certain information you should consider before you purchase the shares. It is likely our stock will become subject to the Penny Stock rules which impose significant restrictions on the Broker-Dealers and may affect the resale of our stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The shares are offered on a “minimum/maximum, best efforts” basis directly through our officer and director. No commission or other compensation related to the sale of the shares will be paid to our officer and director. Our officer and director will not register as a broker-dealer with the Securities and Exchange Commission in reliance on Rule 3a4-1 of the Securities Exchange Act. There is no public trading market for our securities, and if a market develops for our securities, it will most likely be limited, sporadic and highly volatile. If no market develops, you will not be able to resell your shares publicly.

The proceeds of the offering will be placed and held in an escrow account at Escrow Specialists, P. O. Box 3287, Ogden, UT 84405, until a minimum of $100,000 in cash has been received as proceeds from sale of shares. This offering will expire 120 days after the date of this offering and can be extended by the management for an additional 90 days. If we do not receive the minimum proceeds within 120 days from the date of this prospectus, your investment will be promptly returned to you without interest and without any deductions. We may terminate this offering prior to the expiration date.

Price to Public  Commissions   Proceeds to Company

    Per Share            $0.10                           $-0-     $0.10
    Minimum    $100,000   $-0-     $100,000
    Maximum    $300,000   $-0-     $300,000

The date of this Prospectus is July 10, 2007

PROSPECTUS SUMMARY

About our company

We were formed as a Nevada corporation on March 2, 2007 as JJ&R Ventures, Inc. We are in the business of developing and marketing educational book series, consisting of books, presentations, and flash cards focusing on healthy nutrition information for children.

Our goal is to provide educational programs for kids and parents throughout the United States in addition to selling other materials. The educational programs will start with our “What’s in My Food?” series designed to help kids to see the value of eating healthy.

We will be competing with a broad range of companies who provide similar services including national, regional and local businesses. The competition is highly fragmented with many players dominating the market. Some of our competitors include DiscoveryToys®, Kazoo Toys, S&S Educational Toys, Teachme2.com, Joonglee.com, as well as others.

We have commenced only limited operations. We have not sold any of our products or services as of the date of this prospectus. As of March 31, 2007, we realized a cumulative net loss of $4,507 and have not yet established profitable operations. These factors raise substantial doubts about our ability to continue as a going concern.

We are registering this offering in California only. We are offering a minimum of 1,000,000 and a maximum of 3,000,000 shares. Upon completion of the offering, we will have 22,200,000 shares outstanding if we sell the minimum and 24,200,000 shares outstanding if we sell the maximum number of shares. We will realize $100,000 if we raise the minimum and $300,000 if we raise the maximum amount of the offering. We anticipate our expenses related to the offering to be approximately $30,000. We will use the proceeds from the offering to repay existing debt and implement our business plan. We need to raise at least the minimum offering amount from this offering so we can continue operations and implement our business plan for the next twelve months. We believe that with the minimum net offering proceeds amount of $70,000 we can publish our initial product, fund advertising campaigns aimed at increasing sales and cover our costs over the next year.

Upon completion of this offering, our current shareholders will own 95.5% of the stock if the minimum is raised and 87.6% of the stock if the maximum is raised. This means that our current shareholders will be able to elect directors and control the future course of JJ&R.

Our principal executive offices are located at 251 Jeanell Dr., Suite 3, Carson City, NV 89703. Our telephone number is 831-393-1396.

RISK FACTORS

Investing in our stock is very risky and you should be able to bear a complete loss of your investment. Please read the following risk factors closely.

Because we are a new business and we have not proven our ability to generate profit, and any investment in our company is risky. We have no meaningful operating history so it will be difficult for you to evaluate an investment in our stock. We have not sold any of our products to date. For the period ended March 31, 2007, we had no revenue and a net loss of $4,507 Our auditors have expressed substantial doubt about our ability to continue as a going concern. We cannot assure that we will ever be profitable. Since we have not proven the essential elements of profitable operations, you will be furnishing venture capital to us and will bear the risk of complete loss of your investment in the event we are not successful.

If we do not raise money through this offering, it is unlikely we can continue operations. As of March 31, 2007, we had assets of $9,193 and current liabilities of $-0-. We are devoting substantially all of our present efforts to establishing a new business and need the proceeds from this offering to continue implementing our business plan. We have not generated any income as of March 31, 2007. If we cannot raise money through this offering, we will have to seek other sources of financing or we will be forced to curtail or terminate our business. There is no assurance that additional sources of financing will be available at all or at a reasonable cost. These factors raise substantial doubt about our ability to continue as a going concern.

If our operating costs exceed our estimates, it may impact our ability to continue operations. We believe we have accurately estimated our needs for the next twelve months based on receiving both the minimum and maximum amount of the offering. It is possible that we may need to purchase additional equipment or that our operating costs will be higher than estimated. If this happens, it may impact our ability to generate revenue and we would need to seek additional funding. We intend to establish our initial clientele via existing relationships with local schools and self publishing companies. Should these relationships not generate the anticipated volume of clientele, any unanticipated purlibhsing or marketing costs would diminish our working capital.

We cannot predict our revenues and have no existing contracts, which makes an investment in JJ&R extremely risky. Our target market is preschools, elementary schools, home school groups and after school programs, as well as parents and pediatricians interested in teaching children about healthy eating skills. Our revenues will be derived primarily from sales of books, flash cards, and other learning materials. Since we have not sold any products, our revenues are difficult to predict from period to period.

The pricing structure of our services may preclude our ability to be profitable. We have reviewed select competitors for services similar to ours and have made what we believe to be a reasonable estimate with respect to pricing structure. If our services are too costly compared to our competition, we may deter potential clientele. Our management is less experienced in pricing these services than many of our competitors. We may find that while keeping our pricing competitive, we experience more labor hours than our competitors, and in comparison experience a lower profit margin on projects.

We may not be able to compete in the market because we lack experience and have limited funds. The majority of our competitors have greater financial and other resources than we do. Our competitors may also have a history of successful operations and an established reputation within the industry. Some of our competitors may be prepared to accept less favorable payment terms than us when negotiating or renewing contracts. In addition, the market is characterized by an increasing number of entrants that have introduced or developed products similar to those offered by us. We believe that competition will intensify and increase in the future. As a result, our competitors may be better positioned to address these developments or may react more favorably to these changes. Our inability to be competitive in obtaining and maintaining clients would have a negative effect on our revenues and results of operations.

If we lose the services of Mrs. Deborah Flores, it is unlikely that our business could continue. JJ&R requires the services of our executive officer to become established. Our business relies exclusively on Mrs. Flores' services because she is currently our sole employee, officer and director. We have no employment agreement with our executive officer. If we lost the services of our executive officer, it is questionable we would be able to find a replacement and it is likely our business would fail.

Our president has limited experience in running this type of service operation and our business may suffer from unforeseen problems. Although our president is knowledgeable in many aspects of operating a business, she has had no specific past experience in marketing educational books and tools. There may be significant unforeseen obstacles to intended growth strategies that have not been accurately anticipated that could significantly impact our operations and cause us to cease operating.

If we do not successfully introduce new programs, products and services, our revenues will be negatively affected. Our growth strategy is dependent on our ability to sell training programs, products and services being developed to new clients, to open new markets and to develop and introduce new educational programs, products and services. If we are unable to expand our markets and products, our growth rate and revenue will be reduced. Market conditions and the level of customer interest for our current products may not be sufficient to continue operations.

Lower than expected demand for our products and services will impair our business and would materially adversely affect our results of operations and financial condition. If we experience a lower demand for our products than we are expecting, our business, results of operations and financial condition are likely to be materially adversely affected. Moreover, overall demand for children’s books and learning materials in general may grow slowly or decrease in upcoming quarters and years because of unfavorable general economic conditions, decreased spending by schools and parents or otherwise. This may reflect a saturation of the market for health related children’s books. To the extent that there is a slowdown in the overall market for children’s books, our business, results of operations and financial condition are likely to be materially adversely affected.

It is likely our stock will become subject to the Penny Stock rules which impose significant restrictions on the Broker-Dealers and may affect the resale of our stock. A penny stock is generally a stock that

- is not listed on a national securities exchange or Nasdaq,

- is listed in "pink sheets" or on the NASD OTC Bulletin Board,

- has a price per share of less than $5.00 and

- is issued by a company with net tangible assets less than $5 million.

The penny stock trading rules impose additional duties and responsibilities upon broker-dealers and salespersons effecting purchase and sale transactions in common stock and other equity securities, including

- determination of the purchaser's investment suitability,

- delivery of certain information and disclosures to the purchaser, and

- receipt of a specific purchase agreement from the purchaser prior to effecting the purchase transaction.

Many broker-dealers will not effect transactions in penny stocks, except on an unsolicited basis, in order to avoid compliance with the penny stock trading rules. In the event our common stock becomes subject to the penny stock trading rules,

- such rules may materially limit or restrict the ability to resell our common stock, and

- the liquidity typically associated with other publicly traded equity securities may not exist.

A market for our stock may never develop and you would not have the ability to sell your stock publicly.

If the offering is completed, you will have little or no ability to control operations. Although you will pay a price per share that substantially exceeds the price per share paid by current shareholders and will contribute a significantly higher percentage of the total amount to fund our operations, you will own a very small percent, approximately 4.5% of our shares if we raise the minimum and 12.4% if we raise the maximum. As a result, you have little or no ability to control how management operates our business and our current shareholders will be able to elect directors and control the future course of JJ&R. Mrs. Flores has and will continue to have control of JJ&R as the owner of 67.5% if we raise the minimum and 61.98% if we raise the maximum, of the outstanding common stock and as the sole employee, officer and director.

If the offering is completed you will experience substantial dilution to your investment in JJ&R. As an investor in this offering, you will pay a price per share that substantially exceeds the price per share paid by current shareholders and you will contribute a high percentage of the total amount to fund JJ&R, but will only own a small percentage of our shares. Investors will have contributed $100,000 if the minimum is raised and $300,000 if the maximum offering is raised, compared to $13,700 contributed by current shareholders. Further, if the minimum is raised, investors will only own 4.5% of the total shares and if the maximum is raised, investors will only own 12.4% of the total shares. If the minimum is raised, the net tangible book value per share will be $0.00379 and if the maximum is raised, the net tangible book value per share will be $0.0115 compared to the $0.10 per share you will pay to invest in JJ&R.

We are self-underwriting our offering and do not have the typical public market interest of an offering underwritten by a market maker which will probably result in fewer purchasers and potential lack of a future public market to sell your shares. Most initial public offerings are underwritten by a registered broker-dealer firm or an underwriting group. These underwriters generally will act as market makers in the stock of a company they underwrite to help insure a public market for the stock. This offering is to be sold by our executive officer. We have no commitment from any brokers to sell shares in this offering. As a result, we will not have the typical broker public market interest normally generated with an initial public offering. Lack of a market for shares of our stock could adversely affect a shareholder in the event a shareholder desires to sell his shares.

Because there is no current market and a trading market may never develop for our stock, your investment may be illiquid. Currently, we are privately owned and there is no public trading market for our stock and there can be no assurance that any market will develop. If a market develops for our stock, it will likely be limited, sporadic and highly volatile. 100% of our current outstanding shares are restricted securities under Rule 144, which means that they are subject to restrictions on resale in the public market. Future sale of the restricted stock after these restrictions lapse or are satisfied, could have a depressive effect on the price of the stock in any public market that develops and the liquidity of your investment. Public trading of the common stock is covered by Rule 15c2-6 of the Securities Exchange Act of 1934, which imposes certain sales practice requirements on broker-dealers who sell certain designated securities to persons other than established customers and certain categories of investors. For transactions covered by the rule, the broker-dealer must make a suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to sale. Under certain circumstances, the purchaser may enjoy the right to rescind the transaction within a certain period of time. Consequently, so long as the common stock is a designated security under the rule, the ability of broker-dealers to effect certain trades may be affected adversely, thereby impeding the development of a meaningful market in the stock.

Shares of stock that are eligible for sale by our stockholders may decrease the price of our stock. Upon completion of the offering, we will have 22,200,000 shares outstanding, including 1,000,000 shares that are freely tradable if we sell the minimum and we will have 24,200,000 shares outstanding, including 3,000,000 shares that are freely tradable if we sell the maximum and 21,200,000 shares that are restricted shares but may be sold under Rule 144. If there is a public market for our stock and if the holders sell substantial amounts of our stock, then the market price of our stock could decrease.

FORWARD-LOOKING STATEMENTS

You should carefully consider the risk factors set forth above, as well as the other information contained in this prospectus. This prospectus contains forward-looking statements regarding events, conditions, and financial trends that may affect our plan of operation, business strategy, operating results, and financial position. You are cautioned that any forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Actual results may differ materially from those included within the forward-looking statements as a result of various factors. Cautionary statements in the risk factors section and elsewhere in this prospectus identify important risks and uncertainties affecting our future, which could cause actual results to differ materially from the forward-looking statements made in this prospectus.

DILUTION AND COMPARATIVE DATA

As of March 31, 2007, we had a net tangible book value, which is the total tangible assets less total liabilities, of 9,193 or approximately $0.0000468 per share. The following table shows the dilution to your investment without taking into account any changes in our net tangible book value after March 31, 2007, except the sale of the minimum and maximum number of shares offered.

	Assuming Minimum Shares Sold	Assuming Maximum Shares Sold
Shares Outstanding	22,200,000	24,200,000
Public offering proceeds at $0.10 per share	$100,000	$300,000
Net offering proceeds after Expenses	$75,000	$270,000
Net tangible book value before offering Per share	$9,193 $0.0000468	$9,193 $0.0000468
Pro forma net tangible book value after offering Per share	$84,193 $0.00379	$279,193 $0.0015
Increase attributable to purchase of shares by new investors	$0.00374	$0.01145
Dilution per share to new investors	$0.096	$0.0885
Percent dilution	96%	88.5%

The following table summarizes the comparative ownership and capital contributions of existing common stock shareholders and investors in this offering as of March 31, 2007:

	Shares Owned Number %	Total Consideration Amount %	Average Price Per Share
Present Shareholders	21,200,000 100%	$13,700 100%	$0.00065
New Investors Minimum Offering Maximum Offering	1,000,000 4.5% 3,000,000 12/4%	$100,000 87.95% $300,000 95.63%	$.10 $.10

The numbers used for Present Shareholders assumes that none of the present shareholders purchase additional shares in this offering.

The above table illustrates that as an investor in this offering, you will pay a price per share that substantially exceeds the price per share paid by current shareholders and that you will contribute a high percentage of the total amount to fund JJ&R, but will only own a small percentage of our shares. Investors will have contributed $100,000 if the minimum is raised and $300,000 if the maximum offering is raised, compared to $13,700 contributed by current shareholders. Further, if the minimum is raised, investors will only own 4.5% of the total shares and if the maximum is raised, investors will only own 12.4% of the total shares.

USE OF PROCEEDS

The net proceeds to be realized by us from this offering, after deducting estimated offering related expenses of approximately $30,000 is $70,000 if the minimum number of shares is sold and $270,000 if the maximum number of shares is sold.

The following table sets forth our estimate of the use of proceeds from the sale of the minimum and the maximum amount of shares offered. Since the dollar amounts shown in the table are estimates only, actual use of proceeds may vary from the estimates shown.

Description    Assuming Sale of  Assuming Sale of
                                                              Minimum Offering              Maximum Offering

Total Proceeds    $100,000   $300,000
Less Estimated Offering Expenses   $30,000                              $ 30,000

Net Proceeds Available                           $70,000                              $270,000

Use of Net Proceeds
Website Maintenance             $ 2,000                               $ 3,000
Marketing                                  $ 2,000                               $ 4,000
Publishing                                 $40,000                              $ 80,000
Working capital                       $26,000                               $ 183,000

TOTAL NET PROCEEDS                       $70,000                              $270,000

If we do not exceed the minimum, we intend to expend up to $2,000 to maintain our website, up to $2,000 on marketing, spend up to $40,000 on publishing our books and materials and use the balance of the proceeds for working capital. The working capital reserve may be used for general corporate purposes to operate, manage and maintain the current and proposed operations including additional product development, professional fees including legal and consulting fees, expenses including office supplies and travel costs and other administrative costs. The amounts actually expended for working capital purposes may vary significantly and will depend on a number of factors, including the amount of our future revenues and the other factors described under Risk Factors.

We anticipate costs associated with being a public company, including compliance and audits of our financial statements will be paid from working capital and revenues generated from our operations. However, until we generate revenue, we may use proceeds from this offering to cover our public reporting expenses.

If less than the maximum offering is received, we will apply the proceeds according to the priorities outlined above. We anticipate that we will apply the first additional $1,000 toward publishing, then the next $3,000 additional toward marketing, and the balance, if any would be applied to working capital. If we receive less than $4,000 over the minimum offering, our first priority will be to apply funds to publishing and then to additional marketing. The proceeds will be used as outlined and we do not intend to change the use of proceeds or pursue any other business other than as described in this prospectus.

Pending expenditures of the proceeds of this offering, we may make temporary investments in short-term, investment grade, interest-bearing securities, money market accounts, insured certificates of deposit and/or in insured banking accounts.

DETERMINATION OF OFFERING PRICE

The offering price of the shares was arbitrarily determined by our management. The offering price bears no relationship to our assets, book value, net worth or other economic or recognized criteria of value. In no event should the offering price be regarded as an indicator of any future market price of our securities. In determining the offering price, we considered such factors as the prospects for our products, our management’s previous experience, our historical and anticipated results of operations and our present financial resources.

DESCRIPTION OF BUSINESS

General

We were formed as a Nevada corporation on March 2, 2007 as JJ&R Ventures, Inc. We are in the business of developing and marketing educational book series, consisting of books, presentations, and flash cards focusing on healthy nutrition information for children. Our goal is to promote our books and educational materials by also developing educational programs for kids and parents throughout the United States. The educational programs will start with our “What’s in My Food?” series designed to help kids to see the value of eating healthy.

Our business

JJ&R is in the business of developing children’s books, flash cards, and other learning materials on most urgent and popular subjects for sale to the general public.

Initially, we plan on focusing primarily on the subject of healthy eating habits for kids. Childhood obesity is a very hot topic discussed daily in the news media. We believe that our initial product, “What’s in My Food?” will attract the attention of parents and early education specialists and will help us enter the competitive market of children’s books and educational materials. What’s in My Food series of books and flash cards address what we believe to be a current gap in health and living section of children’s literature and are designed to teach the kids and their parents how to make good choices for healthy living and interactions with others through stories as seen through the eyes of a child. The book is currently designed to be up to 30 pages long, in paper back and in full color. We believe that a competitive bright styling of the book and other related materials will initially appeal to the kids and attract their interest, and will fit in with the standards of most book stores.

Our second line of products, currently under development, is foreign language learning materials. JJ&R is developing foreign language flash cards, printed on a solid gloss paper stock for the durability and ease of use. Parents and early education professionals will be able to introduce young learners to multiple languages through repetitive use of our flash cards, with each card showing a word in English, Spanish and sign language. Each card will also include a picture to visually connect with the word and help the child hold it in the long term memory bank.

Our revenues will be derived from sales of our educational products. We also plan on organizing seminars designed to attract children and their parents and put them in touch with the professionals specializing in the subject matter covered by the seminar. For example, for our “What’s in My Food” series seminars, we may invite local pediatricians, nutritionists and diet specialists to give lectures to local kids and their parents on the values of good eating. The seminars will be free to the attendants, but fee-based to the presenters since the seminars will be a valuable way for these professionals to attract new clients. JJ&R will be actively marketing its products both to the attendants and the presenters, providing for a good cross-marketing opportunity. However, since we have no experience in seminar organization, our revenues are difficult to predict from period to period. We intend to target preschools, elementary schools, home school groups & after school programs and need to cultivate a significant base of users in order to generate a ratable flow of sales and revenue. We do not believe that any single customer will be our major revenue stream.

Our reputation and positive feedback is dependent on our ability to meet customers’ expectations and delivering informative and quality materials. It is critical that our quality of product meets customers’ expectations in order for us to attract repeat business. We intend to demonstrate to our customers that we have quality products and that we keep up with the subjects that are most interesting and current.

The pricing structure of our products may inhibit our ability to be profitable. We have researched the existing market for our products and have made a reasonable estimate with respect to the pricing structure required to attract business. Unfortunately, at this time our management is less experienced in this area than many of our competitors. We may find that while keeping our pricing competitive, we experience more labor hours than our competitors would on a given product, and thus may show less of a profit margin on sales.

Our strategy

Our purpose is to be the leading content developer and distributor of children’s books and learning materials in popular areas possibly underserved by the industry. Customer centricity will be a defining value in everything we do. In order to accomplish our purpose, we have implemented a strategy that includes:

• Publishing of our existing book and learning materials “What’s in My Food?” series and commencing initial  marketing. Once our materials are published we can proceed with the marketing efforts though the self- publishing group, hands-on presentations to schools and other educational facilities, book signings, and the  company’s website.

• Improved subject selection and innovation capabilities. Achieving the necessary steps for us to grow may require  significant improvements to our subject selection and innovation structure and external delivery platforms. Once  our core business of product marketing is established, we intend to develop enhanced technology platforms  capable of streaming video, interactive e-learning, distributed e-learning and Web advertising to compliment our  basic paper product sales.

• Enhanced core offerings. Our overall brand strategy will be redefined and redirected once new subjects become  dominating in the media. Currently, we believe that we’ve identified a major subject on the public’s mind,  childhood obesity. We believe that as parents strive to keep their children healthy, they will see value in teaching  the kids good eating skills instead of just providing the food. JJ&R looks to address the growing market of health  oriented parents and to maximize marketing effectiveness by publishing and selling children’s books and learning  materials on the subject. Further, we intend to develop new interactive and online distributed content for all  brands.

• Increased lifetime customer value. We also intend to continually enhance the customer experience and increase  the lifetime value of each client in order to retain customers, attract new customers and generate additional  revenues. We intend to accomplish this in part by offering additional materials and subjects for the customer to  choose from, thus encouraging the customer to come back to our line of products when looking for good reading  and educational materials for their kids.

Marketing strategy

Our sales and marketing efforts are focused on strengthening our name and building our reputation as an innovative and quality provider of children’s books and learning materials. We intend to establish our initial users via existing relationships that we have and will develop with self-publishing marketing companies, local parents, schools, and other early education professionals.

We will submit a link to our website to other websites offering children’s books and learning materials. To improve our chances of attracting repeat customers we are planning on adding new products and coming out with new subjects complimenting our materials.

We believe that initially we will be able to operate at near capacity in the near future from customers that will be referred by our existing contacts.

We believe that our clients will find the values and benefits of our services to be superior to their other options. We plan to provide our customers with:

•
Expanded channel reach. Through strategic partnerships, alliances and new business models, we may be able to generate new revenues without incurring significant additional marketing or administrative costs. We intend to identify potential partnerships and alliances that can result in increased revenues. We will research underserved market segments and changes in the children’s books market that will provide insights to reach new market segments. We will evaluate complementary business possibilities, including potentially entering whole-sale and commission-based internet marketing venues.

•
We also plan to gradually expand our subject offerings and geographical markets. We are currently developing two core educational subjects and learning programs which we will market nationwide through the Internet, but also locally through hands-on presentations and seminars with our test-market being mainly in Northern California. Our seminar attendants will be initially invited to attend free introductory workshops related to a specific educational subject which can be hosted by our President and CEO, also the book author, or a local pediatrician or nutritionist and held at a local school. The subject, date and location of the training session can be advertised in local newspapers, on our Website, through fliers posted at local schools, and through direct mailings to schools and parents. At the free informational workshop, the attendants may purchase our books and reference materials on the subject discussed, and may elect to receive further information about books and learning materials on other subjects we offer.

Competition

The market for children’s books and learning materials is highly competitive. Additionally, since more and more attention is being brought to the subject of childhood obesity, there have been an increasing number of businesses that cater to the same audience as us. We expect that this will continue to be the trend in this product niche. Some of our competitors include DiscoveryToys®, Kazoo Toys, S&S Educational Toys, Teachme2.com, Joonglee.com, as well as others.

Many of these businesses have longer operating histories and significantly greater financial, technical, marketing and managerial resources than we do. There are relatively low barriers to entry into our business. While we regard our educational materials, products and future trademarks as proprietary and rely primarily on federal statutory and common law protections to protect our interests in these materials, some of our proprietary materials may contain commonly used terms and do not afford us significant trademark protection that would preclude or inhibit competitors from designing materials with similar features as our products. We expect that we will continue to face additional competition from new entrants into the market in the future.

Our business is in an evolving industry and we may not be able to keep up with the market for our products. If we do not keep pace with changing trends and customer preferences, our current products may become obsolete or unmarketable.

Governmental Regulation

Although we intend to comply with all applicable laws and regulations, we cannot assure you that we are in compliance or that we will be able to comply with all future laws and regulations. Additional federal or state legislation, or changes in regulatory implementation, may limit our activities in the future or significantly increase the cost of regulatory compliance. If we fail to comply with applicable laws and regulations, criminal sanctions or civil remedies, including fines, injunctions, or seizures, could be imposed on us. This could have a material adverse effect on our operations.

Several proposals have been made at the U.S. state and local level that would impose additional taxes on the sale of goods and services through the Internet. These proposals, if adopted, could substantially impair the growth of e-commerce, and could diminish our opportunity to derive financial benefit from our activities. In December 2004, the U.S. federal government enacted legislation extending the moratorium on states and other local authorities imposing access or discriminatory taxes on the Internet through November 2007. This moratorium does not prohibit federal, state, or local authorities from collecting taxes on our income or from collecting taxes that are due under existing tax rules. In conjunction with the Streamlined Sales Tax Project, the U.S. Congress continues to consider overriding the Supreme Court’s Quill decision, which limits the ability of state governments to require sellers outside of their own state to collect and remit sales taxes on goods purchased by in-state residents. An overturning of the Quill decision would harm our users and our business.

Employees

At the present time Deborah Flores is our only employee as well as our sole officer and director and a major shareholder. Mrs. Flores will devote such time as required to actively market and further develop our services and software products. At present, we expect Mrs. Flores will devote at least 30 hours per week to our business. We expect to contract the services of a web hosting company and use their central server for our web site needs. We do not anticipate hiring any additional employees until such time as additional staff is required to support our operations.

Facilities and Property

We currently do not maintain a store front or an office and all our operations are conducted from the home office provided by our officer and director Deborah Flores at no cost. We do not have any written agreement regarding our office space. Our address is 251 Jeanell Dr., Suite 3, Carson City, NV 89703. Our telephone number is 831-393-1396. We anticipate this situation will be maintained for at least the next twelve months. The facility meets our current needs, however should we expand in the future, we may have to relocate. If we have to relocate, we will seek office space at or below then prevailing rates.

Legal proceedings

Our company is not a party to any bankruptcy, receivership or other legal proceeding, and to the best of our knowledge, no such proceedings by or against JJ&R have been threatened.

PLAN OF OPERATION

Should we receive the minimum offering of $100,000, we will realize net proceeds of $70,000. This amount will enable us to publish our first product, implement a marketing program and provide us with sufficient working capital to continue operations for a period of twelve months. Should we receive the maximum amount of the offering of $300,000, we will realize net proceeds of $270,000. This amount will enable us to publish our first product, expand our marketing and advertising. We anticipate that with the minimum offering amount, we can continue our operations for a period of twelve months.

Upon receipt of the minimum proceeds of this offering, we intend to expend up to $2,000 to maintain our website, up to $2,000 on marketing, spend up to $40,000 on publishing and use the balance of the proceeds for working capital. Should we realize more than the minimum amount of the offering, we will increase our website maintenance, marketing and publishing amounts and use the balance, if any for working capital. The working capital reserve may be used for general corporate purposes to operate, manage and maintain the current and proposed operations including additional product development, professional fees including legal and consulting fees, expenses including office supplies and travel costs and other administrative costs. The amounts actually expended for working capital purposes may vary significantly and will depend on a number of factors, including the amount of our future revenues and the other factors described under Risk Factors.

We believe we have accurately estimated our needs for the next twelve months based on receiving both the minimum and maximum amount of the offering. It is possible that our startup costs will be higher than estimated. At present, we have no capital commitments for the next twelve months. We believe we have reserved sufficient working capital to cover any unexpected expenses.

Our auditors have expressed substantial doubt about our ability to continue as a going concern. If we are unable to raise the offering amount and our request for client services declines, it may be necessary for us to find additional funding in order to continue our operations. In this event, we may seek additional financing in the form of loans or sales of our stock and there is no assurance that we will be able to obtain financing on favorable terms or at all or that we will find qualified purchasers for the sale of any stock. We do not have any commitments for any type of financing or funding.

Upon effectiveness of this registration statement, we intend to comply with our reporting duties as public company. To demonstrate our commitment to operating fairly and ethically, we have recently adopted a Corporate Code of Ethics that is attached as an exhibit to this registration statement.

MANAGEMENT’S DISCUSSION AND ANALYSIS

Period from March 2, 2007 (inception) to March 31, 2007

We did not generate any revenue from March 2, 2007 (inception) to March 31, 2007. From inception to March 31, 2007 our expenses were $4,507. Expenses consisted of professional fees, administrative and management fees, as well as travel and promotion. The professional fees were, to a large extent, to our auditors and legal counsel for preparation of this registration statement. As a result, we have reported a net loss of 4,507 for the period ended March 31, 2007

Liquidity and Capital Resources

At March 31, 2007 we had total assets of $9,193 in cash. Total current liabilities at March 31, 2007 were $-0-.

We do not anticipate any capital expenditures in the next twelve months. We anticipate using the funds from this offering to pay off our debts, develop promotional literature, update our website and software and continue operations for the next twelve months.

MANAGEMENT

Our business will be managed by our officer and director.

Name	Age	Position	Since
Deborah Flores	34	President, Secretary, Treasurer and Director	March 2, 2007
The following is a brief biography of our officer and director.

Deborah Flores, President, Secretary, Treasurer and Director. Mrs. Flores is an owner/operator of Go Espresso, formerly Michael’s Cannery Row Deli since November 1993. Go Espresso is an exclusive catering and event vending business providing service in Monterey County, California and surrounding areas.

COMPENSATION

We do not have any formal employment agreements in place for our officer or director. We anticipate entering into an employment agreement with our sole officer at such time as we generate sufficient revenue from the sale of our products. It is anticipated that upon completion of the offering Mrs. Flores will devote approximately 30 hours per week as a part-time employee. We do not intend to the use any of the proceeds from our offering to compensate our officer and director.

We do not intend to pay any salaries, hire any employees, make any stock awards or grant any stock options to any officers, directors, employees or consultants within the next twelve months. At such time as our business generates revenue sufficient to cover all other costs associated with our business and we recognize a profit, we may consider an appropriate compensation plan for officers, directors, employees and consultants.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None.

PRINCIPAL STOCKHOLDERS

The following table sets forth the beneficial ownership of our common stock as of the date of this prospectus, and as adjusted to reflect the sale of 1,000,000 shares should we sell the minimum amount and 3,000,000 should we sell maximum number of shares.

The table includes:
• each person known to us to be the beneficial owner of more than five percent of the outstanding shares
• each director of JJ&R
• each named executive officer of JJ&R

Name & Address	# of Shares Beneficially Owned	% Before Offering	% After Minimum	% After Maximum
Deborah Flores (1) 251 Jeanell Dr., Suite 3 Carson City, NV 89703	15,000,000	70.75%	67.56%	61.98%
Brittany Grisham 1656 Darwin St. Seaside, CA 83855	2,000,000	9.43%	9%	8.26%
Anastasiya Kravchenko 1359 Ahlrich Ave. Encinitas, CA 92024	2,100,000	9.9%	9.45%	8.67%
Darya Shahvaran 1276 7th Ave. San Francisco, CA 94122	2,100,000	9.9%	9.45%	8.67%
All directors and executive officers as a group (1 person)	15,000,000	70.75%	67.56%	61.98%

(1)	Officer and/or director.

DESCRIPTION OF THE SECURITIES

Common Stock

We are authorized to issue up to 100,000,000 shares of common stock with a par value of $.0001 per share. As of the date of this prospectus, there are 21,200,000 shares of common stock issued and outstanding.

The holders of common stock are entitled to one vote per share on each matter submitted to a vote of stockholders. In the event of liquidation, holders of common stock are entitled to share ratably in the distribution of assets remaining after payment of liabilities, if any. Holders of common stock have no cumulative voting rights, and, accordingly, the holders of a majority of the outstanding shares have the ability to elect all of the directors. Holders of common stock have no preemptive or other rights to subscribe for shares. Holders of common stock are entitled to such dividends as may be declared by the board of directors out of funds legally available therefor. The outstanding common stock is, and the common stock to be outstanding upon completion of this offering will be, validly issued, fully paid and non-assessable.

We anticipate that we will retain all of our future earnings, if any, for use in the operation and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Preferred Stock

We are authorized to issue up to 5,000,000 shares of preferred stock with a par value of $0.0001. Our preferred stock may be issued in series, with such designations, preferences, stated values, rights, qualifications or limitations as determined solely by our board of directors. As of the date of this prospectus, we have issued no shares of our preferred stock

Transfer Agent

Our transfer agent is Action Stock Transfer, 7069 S. Highland Dr., Suite 300, Salt Lake City, UT 84121.

SHARES AVAILABLE FOR FUTURE SALE

As of the date of this prospectus, there are 21,200,000 shares of our common stock issued and outstanding. Upon the effectiveness of this registration statement, 1,000,000 shares will be freely tradable if the minimum is sold and 3,000,000 shares will be freely tradeable if the maximum number of shares is sold. The remaining 21,200,000 shares of common stock will be subject to the resale provisions of Rule 144. Sales of shares of common stock in the public markets may have an adverse effect on prevailing market prices for the common stock.

Rule 144 governs resale of “restricted securities” for the account of any person, other than an issuer, and restricted and unrestricted securities for the account of an “affiliate of the issuer. Restricted securities generally include any securities acquired directly or indirectly from an issuer or its affiliates which were not issued or sold in connection with a public offering registered under the Securities Act. An affiliate of the issuer is any person who directly or indirectly controls, is controlled by, or is under common control with the issuer. Affiliates of the company may include its directors, executive officers, and person directly or indirectly owning 10% or more of the outstanding common stock. Under Rule 144 unregistered resales of restricted common stock cannot be made until it has been held for one year from the later of its acquisition from the company or an affiliate of the company. Thereafter, shares of common stock may be resold without registration subject to Rule 144’s volume limitation, aggregation, broker transaction, notice filing requirements, and requirements concerning publicly available information about the company (“Applicable Requirements”). Resales by the company’s affiliates of restricted and unrestricted common stock are subject to the Applicable Requirements. The volume limitations provide that a person (or persons who must aggregate their sales) cannot, within any three-month period, sell more than the greater of one percent of the then outstanding shares, or the average weekly reported trading volume during the four calendar weeks preceding each such sale. A non-affiliate may resell restricted common stock which has been held for two years free of the Applicable Requirements.

MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

We have four shareholders. Currently, there is no public trading market for our securities and there can be no assurance that any market will develop. If a market develops for our securities, it will likely be limited, sporadic and highly volatile. Currently, we do not plan to have our shares listed nor do we have any agreements with any market makers. At some time in the future, a market maker may make application for listing our shares.

Presently, we are privately owned. This is our initial public offering. Most initial public offerings are underwritten by a registered broker-dealer firm or an underwriting group. These underwriters generally will act as market makers in the stock of a company they underwrite to help insure a public market for the stock. This offering is to be sold by our sole officer and director. We have no commitment from any brokers to sell shares in this offering. As a result, we will not have the typical broker public market interest normally generated with an initial public offering. Lack of a market for shares of our stock could adversely affect a shareholder in the event a shareholder desires to sell his shares.

Currently the Shares are subject to Rule 15g-1 through Rule 15g-9, which provides, generally, that for as long as the bid price for the Shares is less than $5.00, they will be considered low priced securities under rules promulgated under the Exchange Act. Under these rules, broker-dealers participating in transactions in low priced securities must first deliver a risk disclosure document which describes the risks associated with such stocks, the broker-dealer's duties, the customer's rights and remedies, and certain market and other information, and make a suitability determination approving the customer for low priced stock transactions based on the customer's financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing to the customer and obtain specific written consent of the customer, and provide monthly account statements to the customer. Under certain circumstances, the purchaser may enjoy the right to rescind the transaction within a certain period of time. Consequently, so long as the common stock is a designated security under the Rule, the ability of broker-dealers to effect certain trades may be affected adversely, thereby impeding the development of a meaningful market in the common stock. The likely effect of these restrictions will be a decrease in the willingness of broker-dealers to make a market in the stock, decreased liquidity of the stock and increased transaction costs for sales and purchases of the stock as compared to other securities.

Our stock will be considered a penny stock. A penny stock is generally a stock that:

- is not listed on a national securities exchange or Nasdaq,

- is listed in "pink sheets" or on the NASD OTC Bulletin Board,

- has a price per share of less than $5.00 and

- is issued by a company with net tangible assets less than $5 million.

The penny stock trading rules impose additional duties and responsibilities upon broker-dealers and salespersons effecting purchase and sale transactions in common stock and other equity securities, including

- determination of the purchaser's investment suitability,

- delivery of certain information and disclosures to the purchaser, and

- receipt of a specific purchase agreement from the purchaser prior to effecting the purchase transaction.

Many broker-dealers will not effect transactions in penny stocks, except on an unsolicited basis, in order to avoid compliance with the penny stock trading rules. In the event our common stock becomes subject to the penny stock trading rules,

- such rules may materially limit or restrict the ability to resell our common stock, and

- the liquidity typically associated with other publicly traded equity securities may not exist.

A market for our stock may never develop and you would not have the ability to sell your stock publicly.

PLAN OF DISTRIBUTION

We are registering this offering in California only. We are offering a minimum of 1,000,000 shares and a maximum of 3,000,000 shares on a best efforts basis directly to the public through our officer and director. This offering will expire 120 days after the date of this offering and can be extended by the management for an additional 90 days. If we do not receive the minimum proceeds within 120 days from the date of this prospectus, your investment will be promptly returned to you without interest and without any deductions. We may terminate this offering prior to the expiration date.

In order to buy our shares, you must complete and execute the subscription agreement and make payment of the purchase price for each share purchased by check payable to the order of Escrow Specialists, FBO JJ&R Ventures, Inc. Escrow Account.

Until the minimum 1,000,000 shares are sold, all funds will be deposited in a non-interest bearing escrow account at, Escrow Specialists, P. O. Box 3287, Ogden, UT 84405. In the event that 1,000,000 shares are not sold during the 120 day selling period commencing on the date of this prospectus, all funds will be promptly returned to investors without deduction or interest.

Solicitation for purchase of our shares will be made only by means of this prospectus and communications with our sole officer and director who:

(i)	will not receive any commission in connection with the sale of any securities registered in this offering;
(ii)	are not and have not been associated persons of a broker dealer within the preceding 12 months;
(iii)	do not participate in selling an offering of securities for any issuer more than once every 12 months;
(iv)	have not been subject to any statutory disqualification as defined in section 3(a)(39) of the Securities Exchange Act; and
(v)	intend to primarily perform, at the end of this offering, substantial duties on behalf of the issuer otherwise than in connection with transactions in securities.

As a result, our sole officer and director, Mr. Deborah Flores, will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer. Mr. Deborah Flores meets the conditions of Rule 3a4-1 and therefore, is not required to register as a broker-dealer pursuant to Section 15.

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

The following table sets forth the expenses in connection with this Registration Statement. We will pay all expenses of the offering. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Securities and Exchange Commission Filing Fee	$ 20.00
Printing Fees and Expenses	500.00
Legal Fees and Expenses	15,000.00
Accounting Fees and Expenses	13,000.00
Blue Sky Fees and Expenses	500.00
Trustee’s and Registrar’s Fees	500.00
Miscellaneous	480.00
TOTAL	$ 30,000.00

LEGAL MATTERS

The legality of the issuance of the shares offered hereby and certain other matters will be passed upon for JJ&R by Cletha A. Walstrand, P.C., 1322 Pachua, Ivins, UT 84738.

EXPERTS

The financial statements of JJ&R as of March 31, 2007, appearing in this prospectus and registration statement have been audited by Hawkins Accounting as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of Hawkins Accounting as experts in accounting and auditing.

CHANGES IN AND DISAGREEMENTS WITH
ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

ADDITIONAL INFORMATION

We have filed a registration statement under the Securities Act of 1933 with the SEC with respect to the common shares, offered hereby. This prospectus does not contain all of the information set forth in the registration statement, its amendments, schedules, and exhibits, certain portions of which are entitled as permitted by the rules and regulations of the Commission. For further information with respect to JJ&R and the common shares please see the registration statement and the exhibits thereto. The registration statement may be examined at, and copies of the Registration Statement may be obtained at prescribed rates from, the Public Reference Section of the Commission, 100 F Street, NL Room 1580, Washington, DC 20549. The SEC also maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information that public companies file electronically with the Commission. Additional information regarding the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0330.

Once this registration statement becomes effective, we will be required to file annual and quarterly reports as well as other reports with the Securities and Exchange Commission. At such time that we are required to file such reports, they may be read and inspected without charge at the public reference facilities maintained by the Securities and Exchange Commission in the Public Reference Section of the Commission, 100 F Street, NL Room 1580, Washington, DC 20549 and copies of all or any part of the reports may be obtained from the Commission upon payment of a prescribed fee. This information will also be available from the Commission’s Internet website, http://www.sec.gov.

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Until September 7, 2007, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.
--------------------------------
TABLE OF CONTENTS
--------------------------------
Prospectus Summary                                                       2
Risk Factors                                                                      3
Forward-Looking Statements                                         5
Dilution and Comparative Data                                     6
Use of Proceeds                                                               7
Determination of Offering Price                                     8
Description of Business                                                 8
Plan of Operation                                                           11
Management’s Discussion and Analysis                  12
Management                                                                   12
Compensation                                                                 12
Certain Relationships and Related Transactions      12
Principal Stockholders                                                   13
Description of the Securities                                        13
Shares Available for Future Sale                                 14
Market for Common Stock                                            14
Plan of Distribution                                                        15
Legal Matters                                                                  16
Experts                                                                              16
Additional Information                                                  17

No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to whom it is unlawful to make such offer in any jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information contained herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Company since such date.
====================================================================

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$100,000 Minimum

$300,000 Maximum

JJ&R VENTURES, INC.

1,000,000 Shares Minimum
3,000,000 Shares Maximum
Common Stock
$.0001 Par Value

---------------------
PROSPECTUS
---------------------

July 10, 2007

=================================================

Hawkins Accounting
Certified Public Accountant
Audit . tax . consulting

To the Board of Directors and Shareholders
JJ&R Ventures, Inc.
San Diego, California

Report of Independent Registered Public Accounting Firm

I have audited the balance sheet of JJ&R Ventures, Inc. as of March 31, 2007 and the related statements of operations, stockholders’ equity and cash flows from date of inception (March 2, 2007) to March 31, 2007. These financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of JJ&R Ventures, Inc as of March 31, 2007, the results of operations and it’s cash flows from date of inception (March 2, 2007) to March 31, 2007 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note E to the financial statements, the Company has incurred net losses since inception, which raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

/s/ Hawkins Accounting
Los Angeles, CA

May 6, 2007

1875 Century Park East #H-3513 Los Angeles, CA 90067
(310)-553-5707 FAX (310)-553-5337 hawkinsaccounting1880@yahoo.com

JJ&R VENTURES
INCORPORATED
A Development Stage Company
BALANCE SHEET
March 31, 2007

ASSETS

Current assets
Cash in bank	$9,193
0
Total assets	$9,193

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
Accounts payable	$0
Accrued interest	0
State corporate tax payable	0
Total current liabilities	0

Notes payable related parties	0
Total liabilities	0

Shareholders' deficit
Preferred stock, 5,000,000 shares
authorized	0
Common stock, 200,000,000 shares
authorized, 21,200,000 outstanding	2,120
Paid in capital	11,580
Retained deficit	(4,507)
Total shareholders' equity	9,193

Total liabilities and shareholders' equity	$9,193

The accompanying notes are an integral part of these financial statements

JJ&R VENTURES
INCORPORATED
A Development Stage Company
STATEMENT OF OPERATIONS
From date of inception (March 2, 2007) to March 31, 2007

Sales	$0

Expenses
Bank charges	7
Professional fees	4,500
Total expenses	4,507
Net loss from operations	(4,507)

Net income (loss)	$(4,507)

Loss per common share	($0.01)
Weighted average of
shares outstanding	21,200,000

The accompanying notes are an integral part of these financial statements

JJ&R VENTURES
INCORPORATED
A Development Stage Company
STATEMENT OF SHAREHOLDERS' DEFICIT
From date of inception (March 2, 2007) to March 31, 2007

	Common stock		Paid
			In	Retained
	Shares	Amount	Capital	Deficit	Total

March 31, 2007	21,200,000	$2,120	$11,580	$0	$13,700
Net loss for the period				(4,507)	(4,507)
December 31, 2005	21,200,000	$2,120	$11,580	$(4,507)	$9,193

The accompanying notes are an integral part of these financial statements

JJ&R VENTURES
INCORPORATED
A Development Stage Company
STATEMENT OF SHAREHOLDERS' DEFICIT
From date of inception (March 2, 2007) to March 31, 2007

CASH FLOWS FROM
OPERATING ACTIVITIES
Net income (loss)	$(4,507)
Adjustment to reconcile net to net cash
provided by operating activities
Increase in accounts payable
Increase in accrued interest	0
Increase in state franchise tax
Loss on transfer of assets
Increase of deposits on hand
NET CASH PROVIDED
BY OPERATING ACTIVITIES	(4,507)
INVESTING ACTIVITIES
Assets transferred
NET CASH USED IN
INVESTING ACTIVITIES
FINANCING ACTIVITIES
Sale of common stock	13,700
Related party notes	0
NET CASH REALIZED
FROM FINANCING ACTIVITIES	13,700
INCREASE IN CASH
AND CASH EQUIVALENTS	9,193
Cash and cash equivalents
at the beginning of the year	0
CASH AND CASH EQUIVALENTS
AT YEAR END	$9,193

The accompanying notes are an integral part of these financial statements

JJ&R Ventures, Inc.
(A DEVELOPMENT STAGE COMPANY)

Notes to Financial Statements
March 31, 2007

Note A: Summary of Significant Accounting Policies

Development Stage Company
JJ&R Ventures, Inc. (the “Company”) is a development stage company as defined in the Financial Accounting Standards Board No. 7. The Company is devoting substantially all of its present efforts in securing and establishing a new business, and although planned principal operations have commenced, substantial revenues have yet to be realized.

Use of estimates
The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from these estimates.

Cash equivalents
For the purpose of the statement of cash flows, the company considers all highly liquid debt instruments purchased with the original maturity of three months or less to be cash equivalents.

Income Taxes
Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the recorded book basis and tax basis of assets and liabilities for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settle. Deferred taxes are also recognized for operating losses that are available to offset future taxable income and tax credits that are available to offset future federal income taxes.

Note B: Background
The Company was incorporated under the laws of the State of Nevada on March 2, 2007. The principal activities of the Company, from the beginning of the development stage, have been organizational matters and the sale of stock. The Company was formed to provide child education services.

Note C: Income taxes
The benefit for income taxes from operations consisted of the following components: current tax benefit of $4,507 resulting from a net loss before income taxes, and deferred tax expenses of $4,507 from a valuation allowance recorded against the deferred tax asset resulting from net operating losses. Net operating loss carryforward will expire in 2027.

JJ&R Ventures, Inc.
(A DEVELOPMENT STAGE COMPANY)

Notes to Financial Statements
March 31, 2007

The valuation allowance will be evaluated at the end of each year, considering positive and negative evidence about whether the asset will be realized. At the time, the allowance will either be increased or reduced; reduction would result in the complete elimination of the allowance if positive evidence indicates that the value of the deferred tax asset is no longer required.

Note D: Sale of stock
During the month of March, the Company raised $13,700 from sale of stock, to one founder and 3 unrelated individuals. The total amount of share issued were 21,200,000.

Note E: Going concern
Since inception, the Company has had net losses from operating activities, which raise substantial doubt about its ability to continue as a going concern.

The Company is in the process of raising initial working capital through a public offering of its common stock, which is expected to provide liquidity until operations become profitable.

The Company is actively seeking clients for the intended operations thru aggressive marketing.

The Company’s ability to continue as a going concern is dependent upon a successful public offering and ultimately achieving profitable operations. There is no assurance that the Company will be successful in its efforts to raise additional proceeds or achieve profitable operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our company’s charter provides that, to the fullest extent that limitations on the liability of directors and officers are permitted by the Nevada Revised Statutes, no director or officer of the company shall have any liability to the company or its stockholders for monetary damages. The Nevada Revised Statutes provide that a corporation’s charter may include a provision which restricts or limits the liability of its directors or officers to the corporation or its stockholders for money damages except: (1) to the extent that it is provided that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. Our charter and bylaws provide that the company shall indemnify and advance expenses to its currently acting and its former directors and officers to the fullest extent permitted by the Nevada Revised Business Corporations Act, except for liability for (i) breach of duty of loyalty, (ii) acts or omissions not in good faith that involve intentional misconduct or knowing violation of law, (iii) for the payment of distributions to stockholders in violation of section 78.300 of the Nevada Revised Statutes, or (iv) for any transaction from which the director or officer derived an improper personal benefit.

The charter and bylaws provide that we will indemnify our directors and officers and may indemnify our employees or agents to the fullest extent permitted by law against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with JJ&R Ventures, Inc. However, nothing in our charter or bylaws of the company protects or indemnifies a director, officer, employee or agent against any liability to which he would otherwise be subject by reason of negligence or misconduct of the duties involved in the conduct of his office. To the extent that a director has been successful in defense of any proceeding, the Nevada Revised Statutes provide that he shall be indemnified against reasonable expenses incurred in connection therewith.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses in connection with this Registration Statement. We will pay all expenses of the offering. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Securities and Exchange Commission Filing Fee	$ 20.00
Printing Fees and Expenses	500.00
Legal Fees and Expenses	15,000.00
Accounting Fees and Expenses	13,000.00
Blue Sky Fees and Expenses	500.00
Trustee’s and Registrar’s Fees	500.00
Miscellaneous	480.00
TOTAL	$ 30,000.00

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

During March, 2007, the Company sold 21, 200,000 shares of common stock for $13,700 cash. The shares were sold to our founder and 3 unrelated individuals. The shares were sold to accredited investors in a private transactions without registration in reliance on the exemption provided by Section 4(2) of the Securities Act.  No broker was involved and no commissions were paid in the transaction.

ITEM 27. EXHIBITS.

Exhibits.

SEC Ref. No. 3.1 3.2 5.1 23.1 23.2 99.1 99.2 99.4
Title of Document

Articles of Incorporation
By-laws
Legal Opinion included in Exhibit 23.1
Consent of Cletha A. Walstrand, P.C.
Consent of Hawkins Accounting
Subscription Agreement
Escrow Agreement - Offering
Corporate Code of Ethics
Location * * * * Attached * * *

* Incorporated by reference to the SB-2 registration statement filed June 7, 2007.

ITEM 28. UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in this Registration Statement or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling persons of JJ&R in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to:
(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:
(i) Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, reflect any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.; and

(iii) Include any additional or changed material information on the plan of distribution.

(2)  For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)  File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, JJ&R Ventures, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2/A and authorizes this Registration Statement to be signed on its behalf, in the city of Monterey, State of California, on July 10, 2007.

JJ&R VENTURES, INC.

By: /s/ Deborah Flores
Deborah Flores
Principal Executive Officer

By:/s/ Deborah Flores
Deborah Flores
Principal Financial Officer,
                                                                                    Controller and Principal Accounting
                                                                                    Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature                                                          Title      Date

/s/ Deborah Flores
Deborah Flores                                                 Sole Director     July 10, 2007